UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 17, 2002


                                 UBETIGOLF, INC,
                       D/B/A NEW ENERGY CORPORATION, INC.
               (Exact name of Registrant as specified in charter)


           Utah                     33-38936                      87-0653434
(State of Incorporation)      (Commission File No.)           (IRS Employer No.)


                              5685 La Jolla Blvd.,
                               La Jolla, CA 92037
                    (Address of principal executive offices)


             5580 La Jolla Blvd., Suite 506, La Jolla, CA 92037-7651
                                (Mailing address)


       Registrant's telephone number, including area code: (619) 615-8647

Item 5. Other Events

     Effective May 17, 2002, UBETIGOLF, Inc., (symbol NECO) also known as New Energy Corporation, filed with the Utah Department of Commerce, Division of Corporation and Commercial Code, a Certificate of Amendment of Articles of Incorporation to effect a change of corporate name from UBETIGOLF, Inc., to NECO Energy Corporation.

     The previous change of corporate name from UBETIGOLF, Inc., to New Energy Corporation, in November, 2001, was ineffectual. UBETIGOLF, Inc., filed a Certificate of Amendment with the Utah Department of Commerce, Division of Corporation and Commercial Code, in November, 2001, to effect a change of corporate name from UBETIGOLF, Inc., to New Energy Corporation. However, the Certificate of Amendment filed with the Utah Department of Commerce in November, 2001, was defective and the same was returned unfiled. Therefore, the previous attempted change of corporate name failed and no entity known as New Energy Corporation in Utah exists. Consequently, UBETIGOLF, Inc., has now successfully amended its Articles of Incorporation and adopted the name NECO Energy Corporation.

Item 7. Financial Statements and Exhibits

     Files herewith as Exhibit 3.4 is the Amendment of Articles of Incorporation as filed with the Utah Department of Commerce, Division of Corporation and Commercial Code, on May 17, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NECO Energy Corporation

                                   /s/ Tor Ewald
                                   ----------------------------------
                                   Tor Ewald
                                   Secretary, NECO Energy Corp.
                                   Date: May 28, 2002

                                   /s/ Matt Rogers
                                   ----------------------------------
                                   Matt Rogers
                                   Vice President, NECO Energy Corp.
                                   Date: May 28th, 2002

                                   /s/ John McDonald
                                   ----------------------------------
                                   John McDonald
                                   President, NECO Energy Corp.
                                   Date: May 28th, 2002